EXHIBIT 23.1




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 12, 2007 relating to the consolidated financial statements of Gulf Coast Oil & Gas, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Pollard - Kelley Auditing Services, Inc.
--------------------------------------------
Fairlawn, Ohio



June 1, 2007